UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 23, 2002
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on or about August 8, 2002.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document including the answers to questions 1, 4, 5, 6, 7, 8, 9, 10, 12 and 13 contain forward-looking statements which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any forward-looking statements depending on a variety of factors including, but not limited to, changes in customer demand for Expeditors' services caused by a general economic slow-down, inventory build-up, decreased consumer confidence, volatility in equity markets, energy prices, political changes, or the unpredictable acts of competitors.

SELECTED INQUIRIES RECEIVED THROUGH JULY 15, 2002

1.        My name is XXXX with XXXXXX and I am writing on behalf of one of my institutional investor clients who has asked for confirmation of the following information regarding Expeditors International of Washington Inc.'s Northern Ireland operations. Our client has stressed that the level of Expeditors International of Washington's physical presence in Northern Ireland is very important to him. We do not advise him on his investment decisions, and he does not share this information with us, but I would like to stress that your response is integral to his investment decision. He requested your feedback by the end of June 2002.

Before we directly address your questions, we want to take this opportunity to set forth our philosophy concerning potential investors who wish to pursue social activism via investment decisions. Milton Friedman, an economist that has a gift for distilling lofty economic notions into simply understood concepts, has said that "you vote with your dollar." While the quote was obviously aimed at a US constituency, individual beliefs, whether political, religious, moral or ethical standards are reflected in financial markets through individual investment decisions. This has been true for centuries. Some investors eschew investments in certain market sectors because of a general lack of knowledge, a perception of bad times ahead or a personal dislike. Other investors avoid investments in particular companies because of social, political or environmental concerns. So be it.

In our opinion, this is the way the world should work. With 167 offices worldwide, we have prospered by being socially responsible, as we understand the term. To us, social responsibility means complying with the laws of the United States, together with whatever local laws may happen to be applicable. It means employing and empowering native residents to service local customers while working within a seamless network that is comprised of a multitude of other cultures, creeds, and values. It also means applying a uniform standard for success and financial compensation at every Expeditors office around the world.

We have our own culture. An important part of that culture is mutual respect for each other with a confidence that working together towards a common goal will be financially rewarding for us all. While the financial results may differ among locations, we make sure that we provide the same opportunity for success in each Expeditors office.

We have learned through experience and observation that we can't be all things to all investors. Frankly, we don't even try to play this game. We rely on the body of U.S. and applicable local law to shape our policies and operating practices. Our intent is to always comply with these laws. However, if it is important to you to know whether we would open an office in Antarctica without complying with the latest voluntary accord to save the near-sighted, left-finned, spotted narwhales with stunted tusks, then you would be safer investing elsewhere.

We think it only obvious that we live in a global economy. We strongly believe that as nations we must engage each other. Global trade is the basic common denominator and is a win/win for both the producer and consumer. Engagement through trade will be the catalyst for change as populations expand their horizons and mutual understanding. There will be tense points and there will be trauma as we await political solutions to political problems. In the meantime, as long as we are not violating an applicable law, be it international or local, we need to serve our customers wherever their business interests may legally take us.

That is who we are, and if that philosophy doesn't work for your client, please advise them to go elsewhere. By voting with "their' investment dollar perhaps politicians will hear their voice and act on their concerns. In the meantime, we won't be offended and they won't be disappointed.

Finally, we are late with this response because we do not provide one off answers no matter what organization you may represent. Our disclosure policy applies to all questions no matter how well meaning or self-important the source may be. Now on to the particular questions all of which seem to deal with what our political stance is in connection with doing business in Northern Ireland.

a.        Based on my research, I understand that Expeditors International of Washington has an office in Belfast, Northern Ireland. Could you please elaborate on what this office does?

We do have an office in Belfast, Northern Ireland. This office is a branch office or division of our wholly owned United Kingdom subsidiary. Our Belfast office engages in the same core operations performed by all of our 167 offices. In this regard Belfast is a full service office offering international air and ocean freight import and export services, customs brokerage, distribution and other value-added services.

b.        Does Expeditors International of Washington have any other active subsidiaries, joint ventures, or business entities (i.e., branch, office, franchise) in Northern Ireland? If so, please include its name and location, and specify your % ownership.

We have no other subsidiaries, joint ventures, or business entities in Northern Ireland.

c.        Does Expeditors International of Washington have any licensing, service contracts, or distribution agreements in Northern Ireland? If so, what is the nature of the agreement(s)? Please provide us with your business partner's name and location.

We successfully operate in over 50 countries around the world. We use third party sub-contractors in each of our 167 offices to varying degrees, at varying times, for various purposes. Our Belfast office is no exception.

Subcontracting allows us the flexibility we require and is a cornerstone of our non-asset based service model. We have no intention of publicizing the names and locations of any supplier. Frankly, we don't believe that it is any of your business and this would be our position no matter what office you wished to inquire about.

We have customers who have service needs into and out of Northern Ireland and it is our mission to serve the needs of our customers no matter where that task may lawfully take us.

We do not tolerate unfair or discriminate treatment of people in our Belfast office, anymore than we would tolerate unfair or discriminatory treatment in any of our other offices.

d.        Does Expeditors International of Washington have any other business ties to Northern Ireland? If so, please elaborate.

We have confirmed that we have only one office in Northern Ireland and we have said that we have operations there that are no different from operations in any of the 166 other offices we maintain around the globe. We don't understand what you mean by "business ties" so we cannot elaborate beyond the complete answer we've already given.

e.        Are you aware of whether Expeditors International of Washington has publicly agreed to take all lawful steps to endorse the MacBride Principles? The MacBride Principles are a set of non-discrimination guidelines that go beyond the UK Fair Employment Laws.

We believe in equal opportunity and maintain non-discriminatory workplaces throughout the globe. Beyond this, if the MacBride Principles become law, we will make sure that they are followed to the letter.

f.        Does Expeditors International of Washington have a formal statement regarding your business conduct in Northern Ireland? If so, please provide us with a copy.

We do not see the need to have a formal statement regarding our business conduct in Northern Ireland anymore than we see the need to have a formal statement of our business conduct relating specifically to any other country in which we operate.

We do have a universal mission statement and a statement of values that we expect all of our employees worldwide to comply with. From our perspective, if our employees comply with these values and with the international and local laws of the jurisdictions in which they operate, they will be successful.

2.        Could you please provide me with a list of analysts that cover your company and the freight forwarding industry?

The following list sets forth the firms and individuals who are currently active in covering Expeditors. There may be more for all we know, but the arithmetic average of all of their earnings estimates make up the "consensus" earnings figures so often referred to in this forum. Not all of these analysts exclusively follow the transportation sector. Some are generalists who follow several industries or focus on specific segments of the investment market.

FIRM	ANALYST
BB&T CAPITAL
BEAR STEARNS
BUCKINGHAM RES.
CS-FIRST BOSTON
DEUTSCHE BANK
GOLDMAN SACHS & Co
J.P. MORGAN
MCADAMS WRIGHT
MERRILL LYNCH
MORGAN KEEGAN
SALOMON SMITH BARNEY
U.S. BANCORP PIPER JAFFREY
WELLS FARGO
WILLIAM BLAIR	ALEX BRAND ED WOLFE HELANE BECKER GARY YABLON JOHN BARNES JORDAN ALGER GREG BURNS PAUL LATTA VINCENT CHIN ARTHUR HATFIELD SCOTT FLOWER STEVE JACOBS PETER JACOBS JEFF GERMANOTTA

Now that you know who they are, you will need to research their work for yourself to determine "the universe" they follow and more importantly what their individual track record is.

3.        Are the domestic and foreign security initiatives put into place in the past nine months operationally or statistically meaningful to Expeditors, and if so how and why? For instance, do they create margin pressures, make your services more valuable, make revenue recognition slower, etc.? What, if any, issues have the tightened security measures brought up for the company?

Security initiatives are always meaningful to us, both from a personal perspective (we fly a lot) and from a professional point of view. Security initiatives had no impact on revenue recognition, but of course there has been some impact on operations. As we have stated before, we are precluded by governmental requirement and our own common sense from public discussion of the particular security procedures which we are required to have in place.

Increased security is here to stay. So far, there have been no margin pressures.

While we don't think that security requirements have made our services more valuable, per se, we do think that the current environment has created opportunity. The ability to respond to security concerns on a global basis in a consistent and coordinated manner differentiates us, to some extent, and that may create a certain measure of value.

4.        As a US based company, does the recent dollar weakness and general volatility in currency markets affect your net results? What currencies are revenues received in, are there any risks with expenses which must later be paid in other currencies, or are there related issues that an investor should be aware of?

We would categorize our currency exposure in two ways: direct and indirect. Direct currency exposure comes from short-term shifts in currency rates that effect unsettled inter-company balances. Indirect currency exposure comes from the fluctuations in business activity caused by the shifts in relative currency valuations.

In terms of direct currency exposure, in this business the vast majority of transportation transactions create a situation where you have a liability in one currency (payment to the carrier for the cost of carrying the freight) and an asset in another currency (a receivable from the customer, typically in the currency of the country of the customer). There are also receivables and payables between branches for items such as destination services and profit share which are likely recorded in different currencies until settled.

Settlement means the point in time when the transaction is ultimately cleared and turned into cash. We have developed an automated internal clearinghouse that bases internal transactions on U.S. Dollars, our functional currency, and accelerates settlement among offices. We have found this rapid settlement to be most effective and a substantially cheaper alternative to hedging. Our clearinghouse is flexible enough, however, to utilize different currencies, other than the U.S. Dollar to settle inter-company balances, where economic circumstances make this beneficial.

Indirect currency exposure comes from what the shifts in the relative valuation of currencies will do to the ebb and flow of goods within the global market place. The best way to guard against indirect exposure is to have a strong and functioning network of full service offices which can take advantage of movements in the markets as exports and imports from a particular area shift to another area in reaction to currency shifts. We think we have this part pretty well covered.

A weakening dollar, per se, does not concern us. We are more concerned in how we handle the transition from an environment where the dollar is strong, to one where it weakens. We need to make sure that we look to capitalize upon new opportunities, particularly in the export area out of North America, that will arise with this change.

For those who become overly concerned about the U.S. Dollar, perhaps history will be instructive. Over the past two decades, the means of production for so many of the consumer items (electronics, computers, televisions, etc) has moved increasingly to locations outside the United States, and primarily to Asia and the Indian Subcontinent. This happened to take advantage of tax incentives and favorable labor costs available in both developing and developed economies in those regions. From 1986 until the early 90's, the dollar was weakening from a very strong, overvalued position. These were tough economic times as well. However, the ability of these economies to produce high-quality, low cost, or relatively low cost goods far overshadowed the weakening of the dollar during this time.

5.        You had been executing an average of four charters per week ex Hong Kong to relieve the backlog situation in terms of airfreight traffic between North America and Asia. Overall, it appeared that a surge in airfreight demand had occurred. For the month of July 2002, has this increased demand continued or have you seen a drop off?

A surge of demand for lift from Asia to North America did occur in the last part of June 2002. While current volumes appear to still be strong, it is really too early in July to make any concrete assessment of relative demand between the two quarters. We like what we see, but aren't ready to make any kind of call on demand shifts.

6.        Comments from some ocean container shipping companies are that freight bookings for the second half of July are ticking up. Have the ocean carriers you deal with been seeing the same trends?

As we have mentioned before, our ocean container volumes have been strong all year, on a year-over-year comparison basis. As a result, we can't really comment on whether the second half of July 2002 is "ticking up" or not, as we've been pretty busy all along.

7.        Do you see any behavioral changes with regards to your air providers? In other words, are they focusing more of their attention to getting yields up as opposed to adding the next flight?

The term "behavioral changes" conjures up images of ringing bells, salivating dogs, and a high school psychology course that for some reason is still the subject of an occasional dream. The dynamics of the airfreight markets can best be explained by straight forward economics rather than behavioral analysis—albeit there can still be a lot of bell ringing, salivating and dreaming going on. However, there are no dogs involved.

As freight volumes rise, carriers raise rates to maximize profits and allocate finite freight space to the expanding freight volumes. At some point along the way, the marginal cost of adding another plane is less than the marginal revenue that the additional plane will generate and the airlines can be expected to add another plane. Profitability is the first and foremost objective, yield is just a milestone along the path.

8.        You have talked about the mix of freighters versus passenger belly space in the past with regards to productivity and ability to load planes (I am sure there is a technical term for it, but I don't know it). What is an ideal mix for you and how far away from that are you.

We only talk about this because we keep getting questions about it. We are not saying that it is important.

As to your question, we're not sure there is an "optimal mix". Ideally, we'd like to be able to build pallets wherever possible. This is where we profitably maximize our handling and forwarding expertise.

9.        It is my understanding that current accounting practice at Expeditors does not treat employee options as an expense (as is common in most other corporations). What are your views on options and how they should be accounted for under accounting practices? In your opinion, what are the pros and cons of either method?

You are correct in stating that we do not expense our employee stock options. Under GAAP, there are two basic methods available to companies with respect to accounting for stock options issued to employees, APB 25 and FAS 123, and in order to fully answer your question, we need to take a small detour and provide a brief summary of the differences between the two.

Until 1996 Accounting Principles Board Opinion 25 (APB 25) was the primary authority on the accounting for stock options. Under the provisions of APB 25, stock options granted at the market value on the date of the grant and which met certain other conditions were not treated as creating compensation expense to the corporation granting the option. This was because they were valued at their intrinsic value which was zero at the measurement date. In effect, the future increase in value was considered to be a transfer of wealth between the employee and the shareholders who were willing to have this happen because it aligned employee interest with that of the shareholders—basically share price appreciation through increasing profitability. The earning power of the company was not effected by this grant of options from the shareholders to the employee and potential dilution from the option grants was considered in the promulgation of the treasury stock method used to compute the weighted average diluted earnings per share figure that is reported quarterly. This calculation is rather complicated and convoluted, but it results in a fairly sound way to reflect the impact of employee stock options on the per share earnings of the company without actually making entries to the books of the company—entries which under either FAS 123 or APB 25 would need to be reversed into the equity section in order to keep the books in balance.

Central to this treatment is the underlying premise that stock options have no value to employees and no dilution to shareholders unless the stock price goes up over time. The interpretations and modifications of APB 25 were primarily focused towards establishing and maintaining the integrity of an "option" as opposed to a sure thing. Consequently, atrocities like the re-pricing of stock options (when the share price goes down) and grants where the terms pretty much guaranteed there would be risk-less compensation, among other things, all tripped provisions of APB 25 where the gains on the sale of stock triggered compensation expense to the grantor company.

Effective beginning for fiscal years ending after December 15, 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards 123 (FAS 123). This pronouncement came after much research and discussion, and yes, lobbying. The foundation of this pronouncement is that stock options have a fair value to the employee and that the granting corporation must estimate and reflect this value as compensation expense over the vesting period of the options. This value may be calculated by using a model to estimate the fair value with the most popular method likely being the Black-Scholes. FAS 123 encourages recording this calculated value of a stock option grant as compensation expense in the accounts of the company over the period of time that the options fully vest. However, FAS 123 explicitly left this decision up to the company. If the company does not record an expense in its Statements of Earnings (P&L), then FAS 123 requires full footnote disclosure of the expense and requires that the P&L be prepared following the provisions of APB 25. At this writing, the method a company selects is totally optional-no pun intended.

Like most public companies, Expeditors elected not to record the fair value of option grants as compensation expense in the P&L. Instead, we apply APB 25 and provide complete FAS 123 footnote disclosure in full compliance with GAAP.    This disclosure is in Footnote 4 in our most recent financial statements which can be found in our Form 10-K filed April 1, 2002 or in our 2001 Annual Report. Links to each of these can be found at http://www.investor.expeditors.com.

So why did we opt to follow APB 25 and not record compensation expense for stock option grants? We made this decision for several reasons which we will enumerate:

  A.
  We had consistently accounted for stock options using the APB 25 method since the inception of our company. Of course, so had every other public company since it was the only standard around prior to the promulgation of FAS 123.

  B.
  We disclose the FAS 123 effects of our stock option grants in Footnote 4 to our financial statements every year. For those people who are concerned about the compensatory aspect of stock options, the information is right there. This allows the user to make whatever adjustments they may deem necessary. Of course, this information is disclosed in footnote form by every other company following FAS 123.

  C.
  Unilateral adoption could be detrimental to our relative valuation. The accounting for stock options is still very controversial and there exists a fundamental misunderstanding even among sophisticated analysts as to what the official pronouncements even mean. Adopting FAS 123 would mean lower reported earnings, as Footnote 4 clearly shows. Lower earnings typically mean a lower stock price. Since no one else is required to do this, our performance against the general market would be distorted and our desirability as an investment could fall. All of this would happen by recording an expense that has no fundamental impact on the cash generating potential of the company.

Until such time as there is a definitive rule requiring adoption of the FAS 123 approach, we don't see any benefit in becoming a pioneer. There is a saying that you can always tell the pioneers by the arrows in their backs. If it were just our backs, that would be one thing, however, in this case it might well be our shareholder's back since it is our opinion that there is no premium being paid to companies that follow FAS 123 and who record an estimate of fair value as compensation expense. Until we're convinced that everyone will be on an equal footing, we believe that we would be foolish to the shareholder's backs into the fray.

We have always been conservative in how we approached granting stock options. Our stock option plans have always been approved by a direct vote of our shareholders and the actual grants are made under the direction of the Compensation Committee of the Board of Directors, which is comprised solely of independent outside directors. Executive management, and we have quite a few executive managers, do not take the lion's share of stock options granted. The options are spread throughout the organization to encourage our employees to align their interest with those of the shareholders.

We do have to admit to two lapses in judgment with respect to stock options. The first came in the wake of the market crash in 1987, when we were "advised' to re-price a set of options that had just recently been granted at pre-crash values. We succumbed to that advice, but the folly was soon evident as our shares climbed up the two or three dollars that had been lost. The second error was to grant options with a reload feature in 1990. That just wasn't us and each individual with a reload option voluntarily gave that feature back before it ever came into play. We learned our lessons and we haven't done this sort of thing since, nor would our current active plans even permit it should we lose the compass.

In the wake of the recent accounting scandals, there appears to be increasing pressure from the highest levels for the mandatory adoption of FAS 123 for everyone. The underlying logic is that stock options have value and that the best estimate of this value must be recorded as compensation expense in the income statement of the granting company over the period that the options vest.

The follow-on logic is that if the granting of stock options were explicitly recorded in the financial statements as opposed to a footnote, investors would properly value the equity that they are giving up and fewer stock options would ultimately be granted. With fewer stock options, there would be less incentive for the unscrupulous to manipulate the books merely to pump up the value of their holdings.

Somehow we doubt that expensing stock options will do anything to alter the behavior of those who are unscrupulous. Rather we suspect that it will just make them be unscrupulous in other ways. We also think that this sells the analytical ability of our shareholders, some 85% of whom are institutions, somewhat short.

As for your question as to what we think the pros and cons are, we would have to respond that what we think is rather academic. We don't make political contributions or employ lobbyists so we doubt anybody is going to listen to us. Since you asked, we would respond as follows:

We think that stock options are a transaction between the existing shareholders and the long-term employees. It is not a transaction between the company, who is really indifferent to who the owners are or how many slices ownership is divided into, and the employees. It is a transaction in which the employees are given a share in the future growth of the business in order to focus their attention on increasing shareholder value.

The concept is sound. We also will be bold enough to say that our shareholders have benefited from the stock options granted to Expeditors employees over the years. With respect to the general malaise about stock options that clouds the market today, we would have to point out that it isn't the stock options that caused the problems, rather it is the execution, or lack thereof, in granting options that has been flawed. Granting of options and then subsequently re-pricing and treating options as a guaranteed, riskless way to increase compensation in the short-term defeats the original purpose of a stock option grant.

Boards and management need to be accountable for that kind of nonsense. There needs to be some individual responsibility here. We can't all sit around and blame those evil stock options for cankering the soul of the financial markets. Stock options don't kill companies and bilk investors of their hard earned savings. Inept and unscrupulous management (and perhaps we could throw deal seeking investment bankers and misinformed analysts on this bon fire) kill companies and cheat investors. Requiring that options be expensed is, in our opinion, only treating at best a small symptom.

Nothing fundamentally changes in the company's ability to generate earnings following the grant of stock options. Even with expensing, if the stock doesn't go up in price there is no value, no matter what Mssrs. Black and Scholes calculate. Introducing stock options as a component of expense adds just another element investors may ignore.

In conclusion, we will not have a problem adopting a directive to expense stock option grants, whenever that happens. If you look at financial numbers in Footnote 4, even with the adoptions of FAS 123, we show good growth, we report respectable results and we're confident that placed on an equal footing with all other companies who will have adopted the expensing of stock options, our relative position as a desirable investment will not be materially eroded.

10.        Could you please tell me when you are planning to release your second quarter 2002 earnings to the public?

We will report second quarter 2002 results on August 6, 2002 before the market opens.

11.        I'd like to know if your company offers, or plans to offer a "Dividend Reinvestment Plan" with an "Optional Cash Purchase feature" to its shareholders. Any info would be appreciated.

We answered this question last month. Way back then, the answer was no and nothing has changed in the intervening period of time.

12.        We note that Expeditors has taken a proactive approach to tightening airfreight capacity out of Asia by chartering planes for your customers. From whom and for how long have you been chartering planes? Can you quantify the economic impact to your P&L of utilizing charters vs. not?

We charter from various asset-based suppliers as the need arises to augment our otherwise available lift. We do this when customer demand outstrips commercial space available from the direct air carriers we partner with. In these kinds of tight markets, we charter to fulfill commitments to multiple customers and it would be rare for us to regularly charter for any one specific customer.

Quantification of the impact of charter versus not chartering is difficult. Typically, charters have lower yields. However, if you failed to charter, you would lose the revenue from some freight at the best and perhaps lose customer relationships at the worst. Taken to the extreme, you wouldn't have any revenue to book or yields to calculate. In such a situation, some additional revenue with lower yields and a happy customer is the best choice.

13.        Has Expeditors done any sale-leaseback transactions during the past five years? If so, how much was the taxable gain (instead of book gain) and did you recognize it all up front or was it tax-deferred?

We have done no sale-leaseback transactions in our corporate history much less the last five years.

We've seen some of our competitors engage in sale-leaseback transactions. From afar, it looks like all this does is generate a bunch of fees and commissions. While this is a clear benefit for brokers and investment bankers, we don't see the benefit for the shareholders. It has always seemed to us a little bit like selling the cow for three beans without the assurance that the beans are magic.

The fallacy here is that the client gets talked into believing that they are better off divesting fixed assets, taking on future expense obligations to reduce debt or reinvest "in the business." In our view, increased cash is not a driver of growth in this business- at least not if you are doing it right. We think we have demonstrated that cash, properly deployed in real estate in strategic markets increases operating income and produces returns superior to those that could ever be generated by a sale-lease back transaction.

14.        Now that the ILWU/PMA July 1, 2002 deadline has come and gone, can you quantity an estimate of how much of your year-over-year growth in ocean-freight volumes and net revenue were attributable to pre-shipping?

We really can't, as it is still much too early to make any sort of meaningful comment.

15.        Could you please list for me all the stock splits Expeditors has had since 1996? Thank you.

In the interest of completeness we will give the information for every split since our stock began to be traded on the NASDAQ market.

Ex-dividend Date	Split
September 26, 1986	3:2
November 12, 1993	2:1
December 12, 1996	2:1
June 1, 1999	2:1
June 25, 2002	2:1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
July 23, 2002	/s/ PETER J. ROSE Peter J. Rose, Chairman and Chief Executive Officer
July 23, 2002	/s/ R. JORDAN GATES R. Jordan Gates, Executive Vice President— Chief Financial Officer and Treasurer